Exhibit 15.5

CONSENT OF QUALIFIED THIRD-PARTY FIRM

WOOD CANADA LIMITED

March 18, 2024

Re: Form 20-F Annual Report to be filed by Lithium Americas Corp. (the “Company”)

I, Gregory J. Gosson, on behalf of Wood Canada Limited (Wood), consent to:

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the use of and reference to our company name, including our status as a third-party firm comprising mining experts (as that term is used in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Annual Report on Form 20-F being filed by the Company with the SEC (the “Form 20-F”) and the technical report titled “Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA” (the “Technical Report Summary”);
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the use of any extracts from, or summary of, the Technical Report Summary in the Form 20-F and the use of any information derived, summarized, quoted or referenced from portions of the Technical Report Summary, that was prepared by Wood, that is included or incorporated by reference in the Form 20-F; and
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the incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the portions of the Technical Report Summary that was prepared by Wood in the Form 20-F and the use of any information derived, summarized, quoted or referenced from the portions of the Technical Report Summary that was prepared by Wood into the Company’s Registration Statements on Form F-3 (No. 333-274883) and Form S-8 (No. 333-274884) filed with the SEC.

We are responsible for authoring, and this consent pertains only to the magnesium sulfate crystallization to production of final product, excluding magnesium precipitation in Sections 10.2.4.1, 10.2.4.3, 10.2.5.1 to 10.2.5.3, portions of 10.5, Tables 14-2 and 14-4 and corresponding parts of 14.2.1 in Section 14.2, Sections 14.3.5.1, 14.3.5.3, 14.3.5.4, 14.3.6, 14.3.7, 14.4.4, 14.4.5, 14.4.7, 14.4.8, 14.4.9 and corresponding parts of 14.4.10 and 14.4.11 and corresponding sections of 1.9, 1.12, 2.1, 22.6, 23.4 and 24 of the Technical Report Summary in the Detailed Property Description section of Form-20F. We certify that we have read the Form 20-F and that it fairly and accurately represents the information in the Technical Report Summary for which we are responsible.

Wood Canada Limited

By:	/s/ Gregory Gosson
Name:	Gregory J. Gosson
Title:	Technical Director, Geology & Compliance